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                                                                    Exhibit 12.1

ROGERS WIRELESS INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

                                                                                    Nine Months
                                                                                       Ended          Pro Forma Year  Pro Forma Nine
                                            Year Ended December 31,                September 30,          Ended        Months Ended
                                 ---------------------------------------------     -------------       December 31,    September 30,
                                 1999      2000       2001      2002      2003     2003     2004           2003           2004
                                 ----      ----       ----      ----      ----     ----     ----      --------------  --------------
Fixed charges

   Interest expense ........    161,804   128,040    184,330   195,150   193,607  147,049  152,422        491,272        321,278
   Amortization of
     deferred financing costs     1,949     3,626      4,889     5,536     5,417    4,063    3,515          8,999          6,201
   Interest expense included
     in rent expense .......     10,630     9,970     10,200    10,500    11,667    8,160    9,197         11,667          9,197
                                -------   -------    -------   -------   -------  -------  -------        -------        -------
                                174,383   141,636    199,419   211,186   210,691  159,272  165,134        511,938        336,676
                                =======   =======    =======   =======   =======  =======  =======        =======        =======
Earnings

   Pre tax income (loss) ...    (59,841)  (81,604)  (198,616)  (85,640)  140,257  140,356  165,118        (39,877)       (35,551)
   Fixed charges ...........    174,383   141,636    199,419   211,186   210,691  159,272  165,134        511,938        336,676
                                -------   -------    -------   -------   -------  -------  -------        -------        -------
                                114,542    60,032        803   125,546   350,948  299,628  330,252        472,061        301,125
                                =======   =======    =======   =======   =======  =======  =======        =======        =======

Ratio of earnings to fixed
  charges ..................         --        --         --        --      1.67     1.88     2.00             --             --
                                =======   =======    =======   =======   =======  =======  =======        =======        =======

Deficiency of earnings
  available to cover fixed
  charges ..................     59,841    81,604    198,616    85,640        --       --       --         39,877         35,551
                                =======   =======    =======   =======   =======  =======  =======        =======        =======

US GAAP

                                                                                                              Nine Months
                                                                                                                 Ended
                                                                   Year Ended December 31,                    September 30,
                                                      ------------------------------------------------       ---------------
                                                      1999       2000       2001       2002       2003       2003       2004
                                                      ----       ----       ----       ----       ----       ----       ----
Fixed charges
        Interest expense .......................   161,804    124,785    168,496    188,689    187,914    142,706    147,945
        Capitalized interest ...................        --      3,255     15,834      6,461      5,693      4,343      4,477
        Amortization of deferred financing costs     1,949      3,626      4,889      5,536      5,417      4,063      3,515
        Interest expense in rent expense .......    10,630      9,970     10,200     10,500     11,667      8,160      9,197
                                                   -------    -------    -------    -------    -------    -------    -------
                                                   174,383    141,636    199,419    211,186    210,691    159,272    165,134
                                                   =======    =======    =======    =======    =======    =======    =======
Earnings
        Pre tax income (loss) ..................   (33,316)   (97,822)  (184,478)     9,670     43,171     65,679    146,673
        Fixed charges ..........................   174,383    141,636    199,419    211,186    210,691    159,272    165,134
        Amortization of capitalized interest ...        --        203      1,397      2,790      3,549      2,649      3,139
        Capitalized interest ...................        --     (3,255)   (15,834)    (6,461)    (5,693)    (4,343)    (4,477)
                                                   -------    -------    -------    -------    -------    -------    -------
                                                   141,067     40,762        504    217,185    251,718    223,257    310,469
                                                   =======    =======    =======    =======    =======    =======    =======

Ratio of earnings to fixed charges .............        --         --         --       1.03       1.19       1.40       1.88
                                                   =======    =======    =======    =======    =======    =======    =======

Deficiency of earnings available to cover
  fixed charges ................................    33,316    100,874    198,915         --         --         --         --
                                                   =======    =======    =======    =======    =======    =======    =======